UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

FORSTER DRILLING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29603	91-2070995
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

6371 Richmond, #275 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 266-8005

Former name or former address, if changed since last report: Process Technology Systems, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On July 25, 2006, Forster Drilling Corporation (the “Company”) received written notice from Mantyla McReynolds LLC, Certified Public Accountants, that they have ceased their relationship with the Company as our auditor. The termination of the relationship with the Company’s auditor was approved by our board of directors on July 27, 2006.

Mantyla McReynolds LLC’s audit reports regarding the Company’s financial statements for the year ended November 30, 2005 and 2004, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, scope or accounting principles, except that their audit report for the year ended November 30, 2005 expressed no opinion over the effectiveness of the Company’s internal controls over financial reporting because the Company previously determined that it is not required to have such an audit, and the audit reports for the year ended November 30, 2005 and 2004 contained going concern qualifications.

In connection with the prior audits for the fiscal year ended November 30, 2005 and 2004, and the review for the interim period up to and including May 31, 2006, there have been no disagreements with Mantyla McReynolds LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Mantyla McReynolds LLC, would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

On July 26, 2006, the Company provided Mantyla McReynolds LLC with a copy of this Current Report. On July 28, 2006, Mantyla McReynolds LLC sent the Company a letter addressed to the Securities and Exchange Commission stating that Mantyla McReynolds LLC agrees with the statements made in this Current Report. Such letter is attached hereto as Exhibit 16.

On July 27, 2006, the Company’s board authorized the engagement of Malone & Bailey, PC as its new independent accountants to be effective immediately. During the two most recent fiscal years and through the date of this Current Report, neither the Company nor anyone on its behalf has consulted with Malone & Bailey, PC regarding any of the following:

(i)	the application of accounting principles to a specified transaction, either completed or proposed;
(ii)
the type of audit opinion that might be rendered on the Company’s financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to accounting, auditing or financial reporting issues; or

(iii)
any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v).

On June 16, 2006, the Company entered into an agreement and plan of reorganization with Forster Tool & Supply, Inc. (“Forster Tool”) whereby Forster Tool transferred all of their outstanding shares of common stock to the Company in exchange for Company shares of common stock (“Reorganization”). As a result of the Reorganization, the Company issued 40,055,463 shares of common stock resulting in the shareholders of Forster Tool owning approximately 95.2% of our common stock. The Company’s Current Report on Form 8-K filed with the SEC on June 22, 2006 describes this Reorganization. Malone & Bailey, P.C. served as the auditor of Forster Tool before the Reorganization and will now be the auditor of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

16	Letter from Mantyla McReynolds LLC

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORSTER DRILLING CORPORATION

DATE: July 28, 2006	By:	/s/ F. E. Forster III
F. E. Forster III, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from Mantyla McReynolds LLC